                                                        Exhibit 10.1
                                 Nordstrom, Inc.

                        Notice of Grant of Stock Options



First Name, Last Name


ID:
Grant No:




On _________, you were awarded non-qualified stock options under the Nordstrom, Inc. 2004 Equity Incentive Plan to purchase
__________ shares of Nordstrom, Inc. stock at __________ per share.

Your grant will vest over the four-year vesting period as outlined below:



Shares                 Vest Date          Expiration

________               2/23/2006           2/23/2015

________               2/23/2007           2/23/2015

________               2/23/2008           2/23/2015

________               2/23/2009           2/23/2015









Please keep this Notice for your records.

If you have any questions about your grant, please call Nordstrom
Leadership Benefits at (206) 303-5855, tie line 8-805-5855 or e-mail leadership.benefits@nordstrom.com.